UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Synopsys, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYNOPSYS, INC.

690 East Middlefield Road

Mountain View, California 94043

IMPORTANT NOTICE FROM SYNOPSYS, INC.

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 9, 2020

The following Notice of Change of Location (the “Notice”) supplements and relates to the proxy statement (the “Proxy Statement”) of Synopsys, Inc. (the “Company”), dated February 18, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Thursday, April 9, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about March 27, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY

STATEMENT AND ORIGINAL NOTICE.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, APRIL 9, 2020

To the Stockholders of Synopsys, Inc.:

Due to the emerging public health impact of the novel coronavirus outbreak (COVID-19) and to support the health and well-being of our stakeholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Synopsys, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, April 9, 2020 at 8:00 a.m. Pacific Time. In light of public health concerns regarding the COVID-19 outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically in person.

As described in the proxy materials for the Annual Meeting that were previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of the Company as of the close of business on February 10, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other holder of record as of such record date. To access, participate in, and vote at the Annual Meeting at www.virtualshareholdermeeting.com/SNPS2020, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice that you previously received. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page for the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting that were previously provided to you. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

John F. Runkel, Jr.

General Counsel and Corporate Secretary

March 27, 2020

The Annual Meeting on April 9, 2020 at 8:00 a.m. Pacific Time will be accessible at www.virtualshareholdermeeting.com/SNPS2020. The Company’s proxy statement and its 2019 Annual Report on Form 10-K are available on our Investor Relations website at www.synopsys.com/company/investor-relations.html. You may also access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

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